EXHIBIT 21.01

Subsidiaries of Registrant, as of December 31, 2009

Bear River Zeolite Company
C/o Box 643
Thompson Falls, MT 59873

Antimonio de Mexico S.A. de C.V.
C/o Box 643
Thompson Falls, MT 59873

United States Antimony, Mexico S.A. de C.V.
C/o Box 643
Thompson Falls, MT 59873